UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 3, 2014, CenturyLink, Inc. (“CenturyLink”) entered into the First Amendment to its amended and restated revolving credit facility (the “Amendment”) among CenturyLink, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders named therein. The Amendment amends CenturyLink’s Amended and Restated Credit Agreement, dated as of April 6, 2012 (the “Credit Facility”), to, among other things, (i) extend the maturity date of the facility from April 6, 2017 to December 3, 2019 (unless terminated sooner upon the occurrence of certain events), (ii) modestly reduce certain specified interest rates on borrowings and commitment fees payable by CenturyLink and (iii) provide additional flexibility to CenturyLink under certain of the facility’s covenants.

Under the Amendment, interest will be assessed on future borrowings using either the London Interbank Offered Rate (“LIBOR”) or the base rate (as defined in the Credit Facility) plus an applicable margin between 1.00% to 2.25% per annum for LIBOR-based loans and 0.00% to 1.25% per annum for base rate loans depending on CenturyLink’s then current senior unsecured long-term debt rating.

Upon giving effect to the Amendment, the Credit Facility had 16 lenders, with commitments ranging from $3.5 million to $198.5 million.

Except as otherwise noted above, the other material terms of the Credit Facility, which were previously disclosed in CenturyLink’s Current Report on Form 8-K filed April 11, 2012, remain substantially unchanged.

The full text of the Amendment and the related Amendment to Guarantee Agreement and Reaffirmation Agreement are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report, and are incorporated into this Item 1.01 by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.3 and Exhibit 4.4.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item is incorporated herein by reference to Item 1.01.

Cautionary Statements Regarding Forward Looking Information

Statements in this Current Report pertaining to future borrowings are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations only and are subject to uncertainties that may cause actual results to differ materially. Factors that could affect actual results include but are not limited to changes in economic or industry conditions, changes in the capital markets or our access thereto, changes in our cash flows or financial position, and the other factors or risks described in our reports filed with the Securities and Exchange Commission. We cannot assure you that we will be able to utilize the Credit Facility on the terms currently envisioned, or at all. You should not place undue reliance on our forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The exhibits to this Current Report are listed in the Exhibit Index, which appears at the end of this Current Report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: December 5, 2014

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated as of April 6, 2012, among CenturyLink, Inc. and the lenders and agents named therein (incorporated by reference to Exhibit 4.1 of CenturyLink, Inc.’s Current Report on Form 8-K (File No. 001-07784) filed with the Securities and Exchange Commission on April 11, 2012).

4.2	Guarantee Agreement, dated as of April 6, 2012, entered into by the guarantors named therein (incorporated by reference to Exhibit 4.2 of CenturyLink, Inc.’s Current Report on Form 8-K (File No. 001-07784) filed with the Securities and Exchange Commission on April 11, 2012).

4.3*	First Amendment to Amended and Restated Credit Agreement, dated as of December 3, 2014, among CenturyLink, Inc. and the lenders and agents named therein.

4.4*	Amendment to Guarantee Agreement and Reaffirmation Agreement, dated as of December 3, 2014, among CenturyLink, Inc. and the affiliated guarantors named therein.

*	Filed herewith